UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2022

TORRID HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40571	84-3517567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
18501 East San Jose Avenue
City of Industry, California 91748
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (626) 667-1002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CURV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2022, Ms. Kelly McGuire Diehl former Executive Vice President, People and Culture of Torrid Holdings Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with the Company. The Separation Agreement provides that subject to her execution of a release and if such release is not revoked within a seven day period, Ms. Diehl will become entitled to the payments, rights and benefits as follows: separation pay in the gross amount of $450,000 paid through salary continuation for a period of one year, as well as a lump sum payment of $23,667 following Ms. Diehl’s execution of the Separation Agreement; and if Ms. Diehl elects maintenance of Employee’s health insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), payment of the premium to the third-party administrator for such health insurance coverage for the same one year period or until Employee becomes re-insured under a different plan, whichever occurs first.

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRID HOLDINGS INC.

	By:	/s/ Bridgett C. Zeterberg
	Name:	Bridgett C. Zeterberg
	Title:	Chief Human Resources Officer, Chief Legal Officer and Corporate Secretary
Date: November 25, 2022